Exhibit 99.1

Bancshares of Florida Posts Record Earnings for 2nd Quarter 2006

Completes the Largest Capital Raise in its History; EPS up 17% over 1st
Quarter, Absorbing Share Dilution

          NAPLES, Fla., July 25 /PRNewswire-FirstCall/ -- Bancshares of Florida, Inc. (Nasdaq: BOFL), a $756 million-asset multi-bank holding company based in Naples, Florida, today reported second quarter net income of $553,000, or $0.07 per diluted share.  On a pretax basis, earnings were $923,000 compared to $327,000 in second quarter 2005 when the Company, as defined below under Bancshares of Florida, Inc., was not in a taxable position.  For the first half of this year, net income was $953,000 or $0.14 per diluted share, a $1.6 million pretax improvement from the comparable 2005 period.

          Michael L. McMullan, Bancshares of Florida’s President and CEO, stated, “This quarter’s results demonstrate our ability to balance continued strong earning asset growth with increasing profitability.  Loans climbed $57 million or 10% during the last 90 days, just behind our previous quarter’s  record growth of $64 million, our net interest margin rose 17 basis points over first quarter 2006 to an all-time high of 4.60%, and asset quality remained excellent with no nonperforming loans and only 0.10% in delinquent loans/loans outstanding.  Compared to second quarter 2005, top-line revenue, which the Company defines as the sum of net interest income plus non-interest income (excluding net securities gains/losses), climbed 55%, improving our efficiency ratio by 6 percentage points to 81%.  Over the last twelve months, total assets have grown by $252 million or 50%.”

          McMullan went on to say, “In mid-May, we completed the fifth and largest common stock raise in our seven year history, issuing 2.875 million shares at $21.50 per share, compared to our previous public issuance of 1.725 million shares at $12.50 per share in July 2004.  We increased second quarter net income by $153,000 or 38% over first quarter 2006.  As a result, book value per share at June 30, 2006 rose 33% during the period to $13.35, up 47% from one year earlier.

          ”We intend to use the $57.7 million in net proceeds from the secondary offering to capitalize our Palm Beach County banking location, to make it the fourth bank in our multi-bank structure, expected in the winter; finance the cash portion of our purchase of $93 million-asset Bristol Bank in the dynamic city of Coral Gables, Florida; and support our continued rapid earning asset growth throughout South Florida and Tampa Bay, which has exceeded our initial growth projections.  Integration plans are well underway to close and merge Bristol into our Fort Lauderdale bank by the end of August and to implement our commercial banking and wealth management business model in that new market, which our management team knows well.”

          McMullan concluded, “We also continue to expand our strong footprint, having opened a branch in the growing area of Bonita Springs in South Lee County at the beginning of the second quarter, training our staff for the opening of a branch in Aventura in North Miami-Dade County in mid-August, opening a stand-alone residential mortgage origination office in Orlando in the third quarter with an established team of professionals, and planning for a Pinellas County branch location for 2007.  In addition to these initiatives, we have continued to invest in our core business in the first six months of this year with key manager and support hires in our deposit/cash management activities, lending and credit administration, and human resources.”

          Key financial results at the Company’s affiliates are:

          * Bank of Florida - Southwest, based in Naples, produced pretax earnings for the quarter of $1.067 million, up 35% over second quarter 2005, with loans climbing 39% over the last twelve months to $312 million, including $24 million since March 31, 2006.

          * Pretax earnings at Fort Lauderdale-based Bank of Florida, which currently includes our Palm Beach County location, climbed 40% over second quarter last year to $610,000 pretax.  Total loans rose $21 million during the quarter to $218 million, which was 65% higher than twelve months earlier.

          * Bank of Florida - Tampa Bay, which opened in November 2004, grew its loans to $78 million, up 110% during the past year and $11 million in the last 90 days.  Notably, the bank reduced its second quarter pretax loss to $142,000 from $195,000 in second quarter 2005.

          * Lastly, Bank of Florida Trust Company increased its pretax earnings by 41% compared to first quarter 2006 to $146,000, despite a 6% decrease in assets under advice to $384 million, reflective of lackluster equity markets, income tax-related customer distributions, and a client withdrawal for personal investment purposes.  Pretax earnings for the quarter were five times the level of one year ago.

          In summary, below are the major factors contributing to the $595,000 increase in second quarter 2006 consolidated pretax income over second quarter 2005.

          * Top-line revenue increased nearly $3.0 million or 55%, primarily driven by $2.8 million greater net interest income, a result of $181 million or 40% growth in average earning assets and a 61 basis point increase in net interest margin to 4.60%; noninterest income increased 23% due to growth in trust fees.

          * Noninterest expense increased $2.1 million or 46%, compared to the $3.0 million increase in top-line revenue mentioned above.  The bulk of the expense increase relates to personnel costs.  Since year-end 2005, there have been 29 additions to staff across the Company’s areas of strategic focus, including residential mortgage origination and sales; deposit growth/cash management services; lending and credit administration; and selected branch expansion.

          * The provision for loan losses rose $257,000, consistent with 54% growth in loans and continued strong asset quality.

          Similar to the factors underlying the above comparable quarter comparison, pre-tax income for the second quarter 2006 increased $253,000 over first quarter 2006, somewhat offset by a $50,000 increase in loan loss provision expense related to 10% loan growth.  Top-line revenue climbed 14% due to a 17 basis point increase in net interest margin and 12% growth in average earning assets.

          Comparing year-to-date 2006 versus 2005, pre-tax income rose $1.6 million while top-line revenue rose 62% on a 71 basis point increase in net interest margin and 40% growth in average earning assets; in addition, noninterest income rose 39%.

           CONSOLIDATED QUARTERLY BALANCE SHEET AND INCOME STATEMENT HIGHLIGHTS

          1) Loans at quarter end totaled $608 million, up $57 million or 10% during the last 90 days.  This increase compares to growth of $33 million in the same quarter last year and is second only to record growth in the first quarter 2006 of $64 million. Loans were up $213 million or 54% in the last 12 months, with pipelines at all the bank affiliates remaining strong.

          a) Commercial loans, largely secured by real estate, totaled $482 million (79% of total loans) at June 30, 2006, up $51 million in the last 90 days and $217 million (82%) in the last twelve months.  Reflective of the Company’s vibrant market place, the construction loan component of commercial loans rose $54 million during the quarter to 36% of total loans outstanding, while the commercial and industrial loan component, a product line to which the Company is giving renewed focus, climbed $4 million to approximately 9% of total loans outstanding.

          b) Multi-family and residential mortgage loans totaled a combined $88 million (15% of total loans), up $3 million from March 31, 2006 and down $3 million from the same period last year, largely due to payoffs and the sale of current residential production into the secondary market.

          c) Lastly, consumer lines of credit totaled $24 million (4% of total loans), and installment and other loans were $13 million (2% of total loans). The combination of the categories increased $3 million during the quarter but was essentially flat from one year earlier, reflective of the Company treating these lines of business largely as an accommodation to its commercial clients and their families.

          2) Average deposits for the second quarter totaled $570 million, up $40 million or 8% compared to first quarter 2006, and $143 million or 33% greater than the same period last year.  These changes compare to growth in average loans over the same periods of $55 million and $192 million, respectively.

          a) The excess of loan over deposit growth in the second quarter compared to the same quarter last year was largely funded by: 1) additional subordinated debt, which also helped maintain strong capital ratios in the Naples and Fort Lauderdale banks; 2) $7 million increase in average FHLB borrowings (not related to funding a recent investment portfolio strategy discussed below), versus virtually none in the previous period; 3) a lower overnight investment securities position; and 4) the net proceeds from the Company’s 2005-2006 private placement and public equity offerings, plus retained earnings.  The Company is confident that it has sufficient borrowing capacity as well as loan participant arrangements in place to manage its balance sheet growth.

          b) The excess of loan over deposit growth in the second quarter compared to the first quarter was essentially funded by a $3 million increase in average FHLB borrowings (not related to funding a recent investment portfolio strategy discussed below) and the proceeds of the Company’s recent equity offering, net of the portion placed in short-term investment securities.  The bulk of deposit growth was in Money Market accounts and in-market CDs (up $36 million and $9 million on average, respectively), partially offset by National Market CDs (down $6 million on average), which serve as an immediate source of various term funds.

          c) Average noninterest-bearing (DDA) and interest-bearing checking (NOW) balances rose a combined $1 million in the second quarter compared to first quarter and $16 million versus the same quarter last year.  Despite new accounts being opened in all markets, existing customers are being more conscientious in managing these balances in light of higher interest-bearing alternative accounts as rates continue to rise.  In addition, the slow-down in real estate transactions in the Company’s markets has reduced title company and attorney balances.  The Company continues to expand its sources of low- cost funds through the sale of cash management products and services. Dedicated Deposit and Cash Management specialists are in place or are being actively recruited in all four of the Company’s markets, and a Chief Deposit Officer joined the parent company in early April to spear-head this effort.

          3) Top-line revenue increased $1.0 million or 14% over first quarter 2006 to $8.3 million in the second quarter, $3.0 million or 55% higher than second quarter 2005.

          a) Net interest income in the second quarter totaled $7.3 million, up $1.1 million or 18% over first quarter 2006, $2.8 million or 61% greater than the second quarter of 2005.

          i) Approximately $264,000 and $744,000, respectively, of the increases in net interest income were due to an improved net interest margin, which rose to 4.60% in the second quarter, up 17 basis points in the last 90 days and 61 basis points in the past four quarters.  The higher margins reflect the Company having positioned its balance sheet to benefit from the current rising rate environment, with 48% of its loans adjusting to a prime rate change either immediately or within 90 days.  In addition, the Company has managed its deposit mix and competitively repriced its products so that the overall increase in the rate on interest-bearing liabilities has lagged the increase in the yield on earning assets.  Lastly, the increase in the second quarter versus first quarter margin reflects a lower proportion of interest-bearing liabilities as a result of the recent equity offering.

          ii) The balance of the increase in second quarter net interest income was due to higher earning asset volumes, up $70 million (12%) over first quarter 2006 and up $181 million (40%) compared to the same period last year.

          iii) Late in second quarter 2006, the Company purchased $25 million in mortgage-backed securities, funded by a floating-rate FHLB advance with an interest rate floor contract, as a partial hedge against the potential future impact of falling interest rates on its net interest income.

          b) Noninterest income was $1.0 million in the second quarter, a $93,000 or 8% decrease from first quarter 2006 in contrast to a $187,000 or 23% increase over second quarter 2005.  The factors underlying these changes are steady improvement in trust fees, variation in fees from selling mortgages into the secondary market, and lower deposit service charges.

          i) Second quarter trust fees rose $54,000 or 9% over first quarter 2006 to $666,000 due to an improved mix of the more profitable portfolio management assets versus custodial assets; this more than offset the $25 million reduction in assets under advice to $384 million due to tax-related customer distributions and a client withdrawal for personal investment purposes. Compared to second quarter 2005, trust fees rose $301,000 or 82% on a $78 million increase in assets under advice.

          ii) Secondary mortgage market fees were $100,000 in the second quarter, off $82,000 or 45% from first quarter 2006.  Reflective of softening sales of high-end condos and the absence of speculator investor buying, mortgages sold in the secondary market were $17 million in the second quarter compared to $35 million in first quarter 2006.  Fees exceeded the second quarter 2005 level by $17,000 or 20%, when secondary market sales were $16 million.  Year-to-date 2006 mortgages sold in the secondary market reached $52 million compared to $20 million one year earlier. The Company has implemented a business strategy to actively address the needs of its high net worth clientele by placing experienced originators in each of its markets.

          iii) Deposit service charges decreased by $65,000 or 21% during the quarter compared to first quarter 2006 due to fewer incidences of overdrafts and related fees.  This reduction along with decreased secondary market fees generated lower total noninterest income in the second quarter.  Deposit service charges were off $131,000 or 35% from second quarter 2005 largely due to a single customer whose change in cash management practices has eliminated its previously substantial overdraft fees.  Increased trust and secondary market fees more than offset this reduction, resulting in increased total noninterest income compared to second quarter 2005.

          4) Noninterest expense increased 12% or $723,000 in the second quarter versus first quarter 2005.  The efficiency ratio (noninterest expense divided by top-line revenue) decreased 1.5 percentage points to 81.1% as a result of positive operating leverage.  Compared to second quarter 2005, the Company’s efficiency ratio has improved 5.4 percentage points, reflecting $852,000 in operating leverage-the overall expense increase has been held to 46% or $2.1 million against a 55% or $3.0 million increase in top-line revenue.

          a) Slightly more than half or $386,000 of the increase in second quarter expense over first quarter 2006 occurred in personnel expense, caused by additions to staff and greater incentive compensation expense.  During the first six months of 2006 there were 29 additions to staff, bringing total full-time equivalent employees to 184 (including commissioned mortgage loan originators).  The majority of these hires, reflective of the Company’s primary expansion initiatives, have been in secondary mortgage market origination and support (8), deposit and cash management related (7), lending and credit (7), and two new branches (7).  In addition, a key manager and additional specialist joined our Human Resources area in the second quarter. Higher personnel expense of $1.3 million accounts for more than 60% of the total noninterest expense increase over second quarter 2005.

          b) General operating expense increased $217,000 or 15% from first quarter 2006.   The primary factors were greater data processing expenses, higher office supplies, added travel and other expense related to the marketing of the Company’s spring secondary offering, higher loan fee/credit report costs, greater accounting and professional fees, increased dues and memberships, and higher trust third-party servicing expense.  Many of these same factors explain the $486,000 increase in general operating expense over the comparable 2005 quarter.

          c) Approximately $120,000 of the increase in second quarter 2006 expense over first quarter 2006 is explained by higher occupancy and equipment-related expense.  Building lease and utilities costs rose due to additional space required for business expansion, and equipment rental, maintenance, and depreciation expense increased accordingly.  These same factors account for the $340,000 increase in occupancy and equipment-related expense over second quarter 2005.

          5) Asset quality continued its historic strength in the second quarter, with nonperforming loans (nonaccruals and 90+ days past due) decreasing from $321,000 at year-end 2005 to $45,000 at March 31, 2006 to zero at June 30, 2006.  Accordingly, nonperformers as a percent of loans outstanding fell from 0.07%, to 0.01%, to zero, respectively.  At June 30, 2005, nonperforming loans totaled $469,000 or 0.12% of loans outstanding.  Thirty-to-ninety-day delinquent loans were $623,000 or 0.10% of loans outstanding at June 30, 2006 compared to $942,000 or 0.17% at March 31, 2006 and $1.089 million or 0.28% of loans outstanding one year earlier.  There were $44,000 in net charge-offs during the second quarter, resulting in a ratio of net charge-offs to average loans of 0.03%.  These levels compare to $154,000 in net charge-offs, or 0.12% of average loans, in first quarter 2006 and no charge-offs in second quarter 2005.

          a) The second quarter provision for loan losses was $656,000, up $50,000 (8%) and $257,000 (64%) from first quarter 2006 and second quarter 2005, respectively.  These changes reflect loan growth as well as continuing assessment of the loan portfolio based on a variety of specific factors, including the Company’s and peer banks’ experiences, as well as industry and economic trends.

          b) The loan loss allowance increased $2.2 million over the last 12 months to $5.7 million, primarily due to 54% loan growth, with the ratio to loans outstanding rising 4 basis points to 0.93%.  At June 30, 2006, there were no nonperforming loans against which to compare the loan loss allowance; as of March 31, 2006, coverage was over 111 times the level of nonperformers, and as of June 30, 2005, coverage was 7.5 times.   All the above asset quality measures are consistent with the Company’s historic experience and compare very favorably to national peer bank levels as of March 31, 2006.

          Please visit the Company’s web site, http://www.bankofflorida.com , for an electronic version of this earnings release along with a supporting summary financial table.  Click on “Investor Relations” and select the “Press Releases/News” section.  The table will be more fully discussed in the Company’s upcoming Form 10-Q, to be released on or before August 10, 2006. To receive an email alert of all Company press releases, SEC filings, and events, select the “Email Notification” section.

          BANCSHARES OF FLORIDA, INC.

          Bancshares of Florida, Inc. (Nasdaq: BOFL, Newspaper listing: “BcshFla”) is a $756 million-asset multi-bank holding Company located in Naples, Florida. Bancshares is the parent company for Bank of Florida, Southwest, and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida, based in Fort Lauderdale, Florida; and Bank of Florida, Tampa Bay, based in Tampa, Florida, collectively referred to as the “Company.”  In addition, Bank of Florida, Fort Lauderdale, maintains a full-service banking facility in Boca Raton, Florida.  Investor information may be found on the Company’s web site, http://www.bankofflorida.com , by clicking on the “Investor Relations” tab.

          The foregoing may also be deemed to be offering materials of the Company in connection with its proposed acquisition of Bristol Bank, on the terms and subject to the conditions in the Amended and Restated Agreement and Plan of Merger dated March 7, 2006, between the Company and Bristol Bank.

          Company and Bristol Bank shareholders and other investors are urged to read the Proxy Statement/Prospectus that is included in the Registration Statement on Form S-4/A, which Bancshares filed with the Securities and Exchange Commission on July 3, 2006, because it will contain certain information about the Company, Bristol Bank, the merger, the solicitation of proxies in the merger and related matters.

          The Proxy Statement/Prospectus is available for free both on the Securities and Exchange Commission website (http://www.sec.gov) as a 424(B)(3) filed on July 11, 2006 and from Bancshares as follows:

           Chief Financial Officer
           Bancshares of Florida, Inc.
           1185 Immokalee Road
           Naples, Florida 34110
           (239) 254-2100

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward- looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contact:
Michael L. McMullan	Tracy L. Keegan
President and CEO	Executive VP & CFO
(239) 254-2143	(239) 254-2147

SOURCE  Bancshares of Florida
           -0-                                                  07/25/2006
           /CONTACT: Michael L. McMullan, President and CEO, +1-239-254-2143, or Tracy L. Keegan, Executive VP & CFO, +1-239-254-2147/
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